UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 N. Portland Avenue, Suite 200 Oklahoma City, Oklahoma	73134
(Address of Principal Executive Offices)	(Zip Code)

(405) 608-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

As previously disclosed, in May 2014, the Company’s shareholders approved a proposal that authorized the Board, in its discretion, to effect a reverse stock split of the Company’s outstanding Common Stock, par value $0.0001 per share (“Common Stock”) subject to certain parameters. On December 29, 2014, the Board approved a reverse stock split on a 1-for-10 exchange ratio, to become effective after the close of business on January 8, 2015. We expect our common stock will begin trading on the OTCQB on a post-reverse split basis on January 9, 2015. No fractional shares will be issued and, instead, fractional shares will be rounded up to the nearest whole share.

On January 6, 2015, with an effective date of January 8, 2015, the Company amended its Certificate of Incorporation to effect the Company’s reverse stock split as described above. A copy of the amended Certificate of Incorporation is included hereto as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure

The Company has issued a press release announcing the reverse stock split, as discussed in Item 5.03 above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1+	Amended Certificate of Incorporation of Foundation Healthcare, Inc.

99.1+	Press Release dated January 8, 2015.

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: January 9, 2015	By:	/s/ STANTON NELSON

Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1+	Amended Certificate of Incorporation of Foundation Healthcare, Inc.

99.1+	Press Release dated January 8, 2015.

+	Filed herewith.